Item 77C  DWS Blue Chip Fund

Registrant incorporates by reference to its Proxy
Statement filed on January 4, 2008 (SEC
Accession No. 0001193125-08-001722).
The Special Meeting of Shareholders of DWS
Blue Chip Fund (the "Fund") was held on March
31, 2008 and then reconvened on May 1, 2008
at the offices of Deutsche Asset Management,
345 Park Avenue, New York, NY 10154. The
following matters were voted upon by the
shareholders of said Fund (the resulting votes
are presented below):
1.	Election of the Board of Trustees.


Number of Votes:
Trustee
For
Withheld
John W. Ballantine
15,282,075.1945
618,135.7225
Henry P. Becton, Jr.
15,278,324.6135
621,886.3035
Dawn-Marie Driscoll
15,272,702.0218
627,508.8952
Keith R. Fox
15,277,395.3628
622,815.5542
Paul K. Freeman
15,288,249.4732
611,961.4438
Kenneth C. Froewiss
15,283,262.7591
616,948.1579
Richard J. Herring
15,277,760.1761
622,450.7409
William McClayton
15,283,879.8326
616,331.0844
Rebecca W. Rimel
15,282,598.9337
617,611.9833
William N. Searcy, Jr.
15,273,063.0039
627,147.9131
Jean Gleason Stromberg
15,279,174.1408
621,036.7762
Robert H. Wadsworth
15,285,975.3747
614,235.5423
Axel Schwarzer
15,281,134.3453
619,076.5717
The Special Meeting of Shareholders was
reconvened on May 1, 2008, at which time the
following matter was voted upon by the
shareholders (the resulting votes are presented
below):
2A.	Approval of an Amended and Restated
Investment Management Agreement.

Number of Votes:
For
Against
Abstain
11,527,417.6991
450,696.1027
900,916.6458

2B.	Approval of a Subadvisor Approval Policy.

Number of Votes:
For
Against
Abstain
11,419,778.1045
541,464.2017
917,794.1416

3.	Approval of the Revision of the
Fundamental Policy regarding
Commodities.

Number of Votes:
For
Against
Abstain
11,465,528.0661
487,895.3966
925,611.9849

The Meeting was further reconvened on August
15, 2008, at which time the following matter was
voted upon by the shareholders (the resulting
votes are presented below):
4A.	Approval of Amended and Restated
Declaration of Trust.

Number of Votes:
For
Against
Abstain
14,160,684.2814
520,940.8952
1,127,137.2667